Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.:  333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

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(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MBS New Issue Term Sheet

MASTR Adjustable Rate Mortgages Trust
2007-3
(ISSUING ENTITY)

Mortgage Pass-Through Certificates

$2,276,688,000

(APPROXIMATE, SUBJECT TO A +/- 5% VARIANCE)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

Wells Fargo Bank, N.A.

(MASTER SERVICER AND TRUST ADMINISTRATOR)

UBS Real Estate Securities Inc.

(TRANSFEROR/SPONSOR)

March 1, 2007

MASTR Adjustable Rate Mortgages Trust 2007-3
Mortgage Pass-Through Certificates
$2,276,688,000

Structure Overview

Class(1)	Pass-Through Rate	Approx. Size ($)(2)	Certificate Type	Expected WAL (years) Call(3) / Mat(3)	Expected Principal Window Start - Call(3) - Mat(3)	Initial Credit Enhancement	Legal Final Distribution Date	Expected Ratings S&P / Moody’s
Offered Certificates
A-1	(4)	1,366,013,000	Super Senior	[3.19]/[3.46]	[1]-[100]-[217]	[48.75%]	April 2047	AAA/Aaa
A-2	(4)	683,006,000	Super Senior, Senior Support	[3.19]/[3.46]	[1]-[100]-[217]	[18.75%]	April 2047	AAA/Aaa
A-3	(4)	227,669,000	Senior Support	[3.19]/[3.46]	[1]-[100]-[217]	[8.75%]	April 2047	AAA/Aaa
X	(5)	(6)	Senior, Interest Only	[3.19]/[3.46]	[1]-[100]-[217]	[N/A]	April 2047	AAA/Aaa
Non -Offered Certificates
M-1(7)	(8)	53,642,000	Mezzanine, Floater	[6.04]/[6.49]	[44]-[100]-[150]	[6.60%]	April 2047	[____]
M-2(7)	(8)	49,900,000	Mezzanine, Floater	[6.04]/[6.40]	[44]-[100]-[139]	[4.60%]	April 2047	[____]
M-3(7)	(8)	16,218,000	Mezzanine, Floater	[6.03]/[6.31]	[44]-[100]-[124]	[3.95%]	April 2047	[____]
M-4(7)	(8)	31,187,000	Mezzanine, Floater	[6.03]/[6.19]	[44]-[100]-[118]	[2.70%]	April 2047	[____]
M-5(7)	(8)	12,475,000	Mezzanine, Floater	[6.00]/[6.01]	[44]-[100]-[103]	[2.20%]	April 2047	[____]
M-6(7)	(8)	21,208,000	Mezzanine, Floater	[5.74]/[5.74]	[44]-[95]-[95]	[1.35%]	April 2047	[____]
M-7(7)	(8)	21,208,000	Mezzanine, Floater	[4.98]/[4.98]	[44]-[75]-[75]	[0.50%]	April 2047	[____]
C	(9)	12,474,001	Subordinate	N/A	N/A		April 2047	NR/NR
P	(10)	100	Prepayment Charges	N/A	N/A		April 2047	NR/NR
R	N/A	N/A	Residual	N/A	N/A		April 2047	NR/NR
R-X	N/A	N/A	Residual	N/A	N/A		April 2047	NR/NR

Notes:
(1)	The Certificates are backed by the cash flow from a pool of first lien, adjustable-rate mortgage loans, all of which are negatively amortizing.
(2)	The Approximate Size of each class of certificates is subject to a permitted variance of plus or minus 10%.
(3)

Shown to the Pricing Prepayment Speed in this term sheet and assuming that the Certificates are purchased on April 29, 2007 and that one-month LIBOR, and one-year MTA remain at a constant rate of 5.350% and 4.883%, respectively, and shown to the Optional Termination Date and to maturity.

(4)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-year MTA for the related accrual period plus the related margin, and (ii) the Net Rate Cap.  In addition, these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Cap Contract” in this term sheet and from an interest rate floor contract as described under "Floor Contract" in this term sheet.

(5)	The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be a per annum rate equal to 2.750%.
(6)

The Class X Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class X Notional Amount (initially, approximately $1,176,748,530), as described in this term sheet.

(7)	These certificates are not expected to receive any principal distributions prior to the Stepdown Date.
(8)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin, which will increase to the product of 1.5 and the initial margin after the first possible Optional Termination Date if the Optional Termination is not exercised, and (ii) the Net Rate Cap.  In addition, each class of these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Cap Contract” in this term sheet and from an interest rate floor contract as described under "Floor Contract" in this term sheet.

(9)	The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be as described in the pooling and servicing agreement.
(10)

The Class P Certificates will be entitled to the prepayment premiums or charges received in respect of the  Loans, except such prepayment premiums and charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement

Transaction Highlights

·

The Loans consist of adjustable-rate, first lien, residential Loans, all of which are negatively amortizing.

·

The transaction consists of a Senior / Subordinate / OC structure.

·

The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization and Excess Interest.  The Credit Enhancement information shown below is approximate and subject to +/- 0.50% variance.

·

None of the Loans are classified as “High Cost” loans.

·

All numbers and percentages herein relating to the Loans are as of the Cut-off Date.

·

The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

·

Bloomberg: MARM 2007-3

·

Intex:  MARM0703

Transaction Overview

Issuing Entity:	MASTR Adjustable Rate Mortgages Trust 2007-3
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Transferor/Sponsor:	UBS Real Estate Securities Inc.
Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.
Originators:

Countrywide Home Loans, Inc. is the Originator with respect to approximately 55.65% of the Loans and IndyMac Bank, F.S.B. is the Originator with respect to approximately 44.35% of the Loans.  For information about each loan seller, see “The Originator” and “Underwriting Standards” in the term sheet supplement.

Servicers:

Countrywide Home Loans Servicing LP is the Servicer with respect to approximately 55.65% of the Loans and IndyMac Bank, F.S.B. is the Servicer with respect to approximately 44.35% of the Loans.  For information about each servicer, see “The Master Servicer and the Servicers—The Servicers” in the term sheet supplement.

Trustee:	U.S. Bank, National Association
Cap Provider:	TBD. The cap provider will have a minimum long-term counterparty rating of AA- by Standard & Poor’s.
Floor Provider:	TBD. The floor provider will have a minimum long-term counterparty rating of AA- by Standard & Poor’s.
Lead Underwriter:	UBS Securities LLC
Certificates:

The Class A-1, Class A-2, Class A-3 and Class X Certificates (collectively referred to herein as the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (collectively referred to herein as the “Mezzanine Certificates”), and the Class C, Class P, Class R and Class R-X Certificates. The Certificates are backed by a pool of first lien, adjustable-rate, negatively amortizing mortgage loans (the “Loans”).

Class A Certificates:	The Class A-1, Class A-2 and Class A-3 Certificates.
Interest-Only Certificates:	The Class X Certificates.
Senior Certificates:	The Class A-1, Class A-2, Class A-3 and Class X Certificates.
Mezzanine Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.
Offered Certificates:	The Senior Certificates and the Mezzanine Certificates.
Non-Offered Certificates:	The Class C, Class P, Class R and Class R-X Certificates.
LIBOR Certificates:

The Mezzanine Certificates.

On each determination date, one-month LIBOR will be equal to the London interbank offered rate for one-month United States dollar deposits as quoted on the Bloomberg terminal. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator), one-month LIBOR will be equal to the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the leading banks selected by the Trust Administrator that are engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

MTA Certificates:

The Class A-1, Class A-2 and Class A-3 Certificates.

On each interest determination date, MTA will be equal to a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recent twelve months. The MTA used for each interest accrual period will be the most recent MTA figure available as of fifteen days prior to the commencement of that interest accrual  period.

Delay Certificates:	The MTA Certificates and the Interest-Only Certificates.
No Delay Certificates:	The LIBOR Certificates.
Collateral:

As of April 1, 2007, the Loans will consist of approximately 6,189 adjustable-rate, first lien mortgage loans totaling approximately $2,495,000,001, all of which are negatively amortizing.  For more information regarding the Loans, see Annex III attached to this term sheet.

3 Year Hard Prepayment Penalty Loans:	The Loans subject to a 3 year hard prepayment penalty.
Expected Pricing Date:	On or about March 1, 2007
Expected Closing Date:	On or about April 27, 2007
Cut-off Date:	[April] 1, 2007
Record Date:

With respect to any Distribution Date and the Delay Certificates, the last day of the month immediately preceding the month in which the Distribution Date occurs; provided that UBS Securities LLC will be the Certificateholder of record for the Delay Certificates for the first Distribution Date..  With respect to the No Delay Certificates, the business day immediately preceding a Distribution Date, or if the No Delay Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Payments on each Distribution Date, including the first Distribution Date, will be made only to Certificateholders of record as of the related Record Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in May 2007.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:	The calendar month preceding the month in which the related Remittance Date occurs.
Accrual Period:

With respect to any Distribution Date and the Delay Certificates, the calendar month preceding the month in which such Distribution Date occurs (calculated on a 30/360 day basis).  With respect to any Distribution Date for each class of No Delay Certificates, the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

Optional Termination:

The majority holder of the Class C Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), or if the majority holder of the Class C Certificates does not exercise its optional termination rights on such date, the Master Servicer, will have the right to purchase all of the Loans and REO Property in the Trust on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Loans and REO Properties is less than or equal to 10% of the aggregate stated principal balance of the Loans as of the Cut-off Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced to a prepayment speed of 25% CPR.
Initial Credit Enhancment:

Subordination, Overcollateralization and Excess Interest. The credit enhancement information shown below is approximate and subject to +/- 0.50% variance and includes the initial Overcollateralization Target Amount equal to 0.50%.

Class of Certificates	Initial Credit Enhancement Percentage
Class A-1	[48.75%]
Class A-2	[18.75%]
Class A-3	[8.75%]
Class M-1	[6.60%]
Class M-2	[4.60%]
Class M-3	[3.95%]
Class M-4	[2.70%]
Class M-5	[2.20%]
Class M-6	[1.35%]
Class M-7	[0.50%]

ERISA:

The Class A-1 Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, subject to certain conditions.  However, prior to the termination of the Cap Contract and the Floor Contract, the Class A-1 Certificates may not be acquired or held by a person investing assets of any employee benefit plans or other retirement arrangements, unless such acquisition or holding is eligible for the exemptive relief available under a statutory or administrative exemption.  The Senior and Mezzanine Certificates, other than the Class A-1 Certificates, may be purchased by plan investors that are certain insurance company general accounts. Prospective investors should review with their legal advisors whether the purchase and holding of any Senior or Mezzanine Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

SMMEA:

The Senior Certificates and any Mezzanine Certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof; provided certificates must be purchased in minimum total investments of $100,000.

Interest

Advances:

The Servicer (or to the extent that the Servicer fails to do so, the Master Servicer) is required to advance delinquent payments of principal and interest on the Loans to the extent such amounts are deemed recoverable.  The Servicer and the Master Servicer are entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:	The Pass-Through Rate with respect to each class of Certificates is set forth in the footnotes of the table beginning on page 3 of this term sheet.
Class X Notional Amount:

With respect to the Class X Certificates and any Distribution Date, an amount equal to the product of (x) the aggregate Class Certificate Balance of the Class A Certificates and (y) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of the 3 Year Hard Prepayment Penalty Loans, and the denominator of which is equal to the aggregate Stated Principal Balance of the Loans.

Margins:	The margin with respect to each Class of LIBOR Certificates and MTA Certificates is as follows:

Class	Margin
	(1)	(2)
Class A-1	0.800%	0.800%
Class A-2	0.800%	0.800%
Class A-3	0.800%	0.800%
Class M-1	[0.380%]	[0.570%]
Class M-2	[0.400%]	[0.600%]
Class M-3	[0.440%]	[0.660%]
Class M-4	[0.600%]	[0.900%]
Class M-5	[0.630%]	[0.945%]
Class M-6	[1.000%]	[1.500%]
Class M-7	[2.250%]	[3.375%]

_________________________________________

(1)  For any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)  For any Distribution Date occurring after the first possible Optional Termination Date.

Available Funds:	For any Distribution Date is equal to the sum of (a) the Interest Funds for that Distribution Date and (b) the Principal Funds for that Distribution Date.
Prepayment Interest Shortfall:

With respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or on the amount of the partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the amount of the partial payment of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the servicing fee rate multiplied by the Scheduled Principal Balance of the Loan.

Compensating Interest:

For any Distribution Date and any servicer is an amount required to be paid by such servicer under the related servicing agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

Interest Remittance Amount:

For any Distribution Date:

(a)

the sum, without duplication, of:

(1)

all scheduled interest on the Loans due on the related Due Date that are received on or prior to the related Determination Date, less the servicing fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2)

all interest on prepayments on the Loans, other than Prepayment Interest Excess,

(3)

all Advances relating to interest in respect of the Loans,

(4)

amounts paid by any Servicer or the Master Servicer in respect of Compensating Interest, and

(5)

liquidation proceeds on the Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)

all non-recoverable Advances relating to interest and certain expenses reimbursed since the prior Due Date.

Interest Funds:	For any Distribution Date is equal to the sum of the Interest Remittance Amount for such Distribution Date and the Deferred Interest for the related Due Date up to the Principal Remittance Amount.
Interest Entitlement:
Delay Certificates:	On the basis of a 360-day year composed of 12 thirty-day months.
No-Delay Certificates:	On the basis of a 360-day year and the actual number of days in the related accrual period.
Current Interest:

With respect to each class of Senior and Mezzanine Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the class principal balance of such class immediately prior to such Distribution Date.

Interest Carry Forward Amount:

With respect to each class of Senior and Mezzanine Certificates and each Distribution Date, is the excess of:

(a)

Current Interest for such class with respect to prior Distribution Dates, over

(b)

the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Net Mortgage Rate:

With respect to any Distribution Date and each Loan, the mortgage rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its stated principal balance).

Net WAC:

For any Distribution Date, is the weighted average of the Net Mortgage Rate of each Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Available Funds Rate Cap:

For any Distribution Date and each class of Senior Certificates (other than the Interest-Only Certificates) and Mezzanine Certificates, the product of:

(i)

the Available Funds; and

(ii)

12 divided by the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date),

Net Rate Cap:

For each Distribution Date and any class of Class A Certificates, the excess, if any, of:

(a)

the lesser of:

(i)

the Net WAC, and

(ii)

the Available Funds Rate Cap, over

(b)

an amount equal to the product of:

(i)

interest accrued on the Class X Certificates during the related Accrual Period and

(ii)

12 divided by the aggregate Class Certificate Balance of the Class A Certificates immediately prior to the Distribution Date.

For each Distribution Date and any class of Mezzanine Certificates, the product of:

(a)

the lesser of:

(i)

the Net WAC, and

(ii)

the Available Funds Rate Cap; and

(b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period

Net Rate Carryover:

For each class of Senior Certificates (other than the Interest-Only Certificates) and Mezzanine Certificates, on any Distribution Date is equal to the sum of:

(a)

the excess, if any, of:

(i)

the amount of interest that such class would have accrued for such Distribution Date had the Pass- Through Rate for that class and the related Accrual Period not been calculated based on the related Net Rate Cap, over

(ii)

the amount of interest such class accrued on such Distribution Date based on the related Net Rate Cap, and

(b)

the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

Deferred Interest:

With respect to each Loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the payment caps, in either case, resulting in negative amortization.

Principal

Principal Remittance Amount:

For any Distribution Date is equal to:

(a)

the sum, without duplication, of:

(1)

the principal portion of the regular monthly payment collected or advanced on the Loans with respect to the related Due Date,

(2)

prepayments on the Loans collected in the related Prepayment Period,

(3)

the Stated Principal Balance of each Loan that was repurchased by the Transferor or purchased by the Master Servicer with respect to that Distribution Date,

(4)

any substitution adjustment amounts in respect of Loans,

(5)

all liquidation proceeds in respect of Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Loans received during the related Prepayment Period, and

(6)  all net proceeds of any insurance policies with respect to the Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the servicer’s normal servicing procedures, minus

(b)

all non-recoverable Advances relating to principal and certain expenses reimbursed since the prior Due Date.

Principal Funds:	With respect to any Distribution Date is equal to the excess, if any, of the Principal Remittance Amount for such Distribution Date over the Deferred Interest for the related Due Date.
Basic Principal Distribution Amount:

With respect to any Distribution Date is the lesser of (a) the aggregate class principal balance of the Senior and Mezzanine Certificates immediately prior to such Distribution Date and (b) the excess, if any, of (i) the Principal Funds for such Distribution Date over (ii) the Overcollateralization Release Amount for such Distribution Date.

Principal Distribution Amount:

With respect to any Distribution Date is the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Maintenance Amount for such Distribution Date.

Stated Principal Balance:

For any Loan and Due Date, the unpaid principal balance of the Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Loan pursuant to the terms of the related mortgage note on or prior to that Due Date.

Pool Principal Balance:	The aggregate of the Stated Principal Balances of the Loans.
Senior Principal Distribution Amount:

For any Distribution Date, will equal the excess of:

(a)

the aggregate class principal balance of the Senior Certificates (other than the Interest-Only Certificates) immediately prior to such Distribution Date, over

(b)

the lesser of (A) the product of (i) (x) approximately [78.125%] on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in May 2013 or (y) approximately [82.500%] on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in May 2013 and (ii) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

Mezzanine Principal Distribution Amount:

For any class of Mezzanine Certificates and Distribution Date, the excess of:

(1)

the sum of:

(a)

the aggregate class principal balance of the Senior Certificates (other than the Interest-Only Certificates) after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date,

(b)

the aggregate class principal balance of any classes of Mezzanine Certificates that are senior to the applicable Mezzanine Certificates (e.g., the Class M-1 Certificates are senior to the Class M-2 Certificates) after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount for such more senior classes of Mezzanine Certificates for such Distribution Date, and

(c)

the class principal balance of such class of Mezzanine Certificates immediately prior to such Distribution Date, over

(2)

the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor; provided, however, that if such class of Mezzanine Certificates is the only class of Mezzanine Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its class principal balance is reduced to zero.

Initial Target Subordination Percentage and Stepdown Target Subordination Percentage:

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for each class of Mezzanine Certificates will equal the respective percentages indicated in the following table:

Class	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage (1)	Stepdown Target Subordination Percentage (2)
Class M-1	[6.6000400777%]	[16.5001001943%]	[13.2000801554%]
Class M-2	[4.6000400785%]	[11.5001001963%]	[9.2000801570%]
Class M-3	[3.9500200387%]	[9.8750500967%]	[7.9000400774%]
Class M-4	[2.7000400793%]	[6.7501001982%]	[5.4000801586%]
Class M-5	[2.2000400795%]	[5.5001001987%]	[4.4000801590%]
Class M-6	[1.3500200397%]	[3.3750500993%]	[2.7000400795%]
Class M-7	[0.5000000000%]	[1.2500000000%]	[1.0000000000%]

(1)

For any Distribution Date occurring on or after the Stepdown Date and prior to the Distribution Date occurring in May 2013.

(2)

For any Distribution Date occurring on or after the Stepdown Date and on or after the Distribution Date in May 2013.

The Initial Target Subordination Percentages will not be used to calculate distributions on the Mezzanine Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Mezzanine Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Mezzanine Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial class principal balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

OC Floor:	An amount equal to 0.50% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.
Overcollateralization Amount:

For any Distribution Date is an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) over (ii) the sum of the aggregate class principal balance of the Senior Certificates (other than the Interest-Only Certificates) and Mezzanine Certificates as of such Distribution Date (after giving effect to distributions of the Principal Distribution Amount to be made on such Distribution Date).

Overcollateralization Target Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in May 2013, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in May 2013, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Funds is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective class principal balances on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Deficiency Amount:

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Funds is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of the their respective class principal balances on such Distribution Date).

Overcollateralization Maintenance Amount:	With respect to any Distribution Date, the lesser of (a) the Net Monthly Excess Cashflow for such Distribution Date and (b) the Overcollateralization Deficiency Amount for such Distribution Date.
Net Monthly Excess Cashflow:

With respect to any Distribution Date, the sum for such Distribution Date of (a) any Overcollateralization Release Amount and (b) the excess of (x) the aggregate Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Current Interest for  Offered Certificates, (B) the Interest Carry Forward Amount for the Senior Certificates, and (C) the Principal Distribution Amount.

Stepdown Date:

The earlier to occur of:

(a)

the Distribution Date following the Distribution Date on which the aggregate class principal balance of the Senior Certificates  (other than the Interest-Only Certificates) is reduced to zero, and

(b)

the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (assuming that 100% of the Principal Funds is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of the their respective class principal balances on such Distribution Date, for purposes of calculating the Overcollateralization Amount in clause (y) of the definition of Senior Enhancement Percentage below) is greater than or equal to (a) approximately [21.875%] on any Distribution Date prior to the Distribution Date in May 2013 and (b) approximately [17.500%] on any Distribution Date on or after the Distribution Date in May 2013.

Trigger Event:

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Delinquency Trigger Event:

A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds [___]% of the Senior Enhancement Percentage.

Senior Enhancement Percentage:

With respect to any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction (expressed as a percentage), the numerator of which is the sum of (x) the aggregate class principal balance of the Mezzanine Certificates immediately prior to that distribution date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, and, the denominator of which is the aggregate Stated Principal Balance of the Loans after giving effect to distributions to be made on that distribution date.

Cumulative Loss Trigger Event:

A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Loans from (and including) the Cut-Off Date to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Loans, as set forth below:

	Distribution Date	Percentage
	May 2007 – April 2008	[___]% with respect to May 2007, plus an additional 1/12th of [___]% for each month thereafter through April 2008.
	May 2008 – April 2009	[___]% with respect to May 2008, plus an additional 1/12th of [___]% for each month thereafter through April 2009.
	May 2009 – April 2010	[___]% with respect to May 2009, plus an additional 1/12th of [___]% for each month thereafter through April 2010.
	May 2010 – April 2011	[___]% with respect to May 2010, plus an additional 1/12th of 0.35% for each month thereafter through April 2011.
	May 2011 – April 2012	[___]% with respect to May 2011, plus an additional 1/12th of 0.35% for each month thereafter through April 2012.
	May 2012 – April 2013	[___]% with respect to May 2012, plus an additional 1/12th of 0.20% for each month thereafter through April 2013.
	May 2013 and thereafter	[___]%
Unpaid Realized Loss Amount:

For any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class principal balance of that class due to the allocation of Subsequent Recoveries to the class principal balance of that class.

Rolling Sixty-Day Delinquency Rate:	With respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates and Distribution Date and the two immediately preceding Distribution Dates.
Sixty-Day Delinquency Rate:

With respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Realized Loss:

With respect to any Distribution Date and any defaulted Loan, is the excess of the Stated Principal Balance of such defaulted Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

Subsequent Recoveries:

Unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Distribution of Available Funds

Distributions of Interest:

On each Distribution Date, the Interest Funds will be distributed in the following amounts and order of priority:

(1)

first, to the Class X Certificates, up to the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;

(2)

second, concurrently, to each class of Class A Certificates, pro rata, up to the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date; and

(3)

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, up to the Current Interest for each such class and such Distribution Date.

Distributions of Principal:

On each Distribution Date, after distributions pursuant to “Distributions of Interest” above, the Principal Funds will be distributed in the following amounts and order of priority, in an amount up to the Principal Distribution Amount:

(A)

on each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following order of priority:

(1)

first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero; and

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective class principal balances are reduced to zero; and

 (B)

on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority, in an amount up to the Principal Distribution Amount:

(1)

first, concurrently, in an amount up to the Senior Principal Distribution Amount, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero; and

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the related Mezzanine Principal Distribution Amount, until their respective class principal balances are reduced to zero.

Distributions of Net Monthly Excess Cashflow:

On each Distribution Date, after distributions pursuant to “Distributions of Interest” and “Distributions of Principal” above, the Net Monthly Excess Cashflow, if any, will be distributed, sequentially, as follows:

(1)

first, to the class or classes of certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

(3)

third, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such class;

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(5)

fifth, to the Senior Certificates (other than the Interest-Only Certificates), pro rata based on the Net Rate Carryover amount with respect to each such class of certificates, as applicable, in an amount up to the Net Rate Carryover for each such class of certificates, as applicable;

(6)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Net Rate Carryover for each such class; and

(7)

seventh, to the Class C, Class P, Class R and Class R-X Certificates, in each case in the amounts specified in the pooling and servicing agreement;

provided, that any distributions pursuant to “Net Monthly Excess Cashflow Distributions” above will be made prior to any distributions from the Cap Account and the Floor Account.

Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryover that remains after the class principal balance of the related certificates is reduced to zero will be extinguished.

Cap Contract:

For each Distribution Date on and after the Distribution Date in [____] to and including the Distribution Date in [____], the Offered Certificates will have the benefit of a cap contract to maintain overcollateralization, pay Interest Carry Forward Amounts, pay Unpaid Realized Loss Amounts and pay Net Rate Carryover.  The Cap Contract requires the counterparty to make a payment in an amount equal to the product of (i) the excess of one-month LIBOR (as set forth in the Cap Contract) for any accrual period (subject to a high strike rate) over the low strike rate set forth in the Cap Contract (and set forth in Annex I to this term sheet, along with the high strike rate), (ii) 250, (iii) the lesser of (a) Cap Notional Amount and (b) the aggregate class principal balance of the offered certificates immediately prior to that distribution date and (iv) the number of days in the related accrual period divided by 360.  The “Cap Notional Amount” will be equal to the product of (a) the “Cap Base Calculation Amount” (as shown on Annex I of this term sheet) for that distribution date multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is 250.  Cap payments, if any, made by the counterparty will be deposited in the Cap Contract Reserve Account and will be available for distribution to maintain overcollateralization, pay Interest Carry Forward Amounts, pay Unpaid Realized Loss Amounts and pay Net Rate Carryover amounts on the Offered Certificates, as set forth in this term sheet.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Cap Account”) , which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trust administrator of the Supplemental Interest Trust, on behalf of the holders of the Senior and Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $[___] in the Cap Account. The Cap Account will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Cap Account any amounts received in respect of the Cap Contract for the related Accrual Period. On each Distribution Date, after any distributions pursuant to “Distributions of Net Monthly Excess Cashflow” above, such amounts received in respect of the Cap Contract, and any amounts on deposit in the Cap Account from prior Distribution Dates, will be distributed to the Senior and Mezzanine Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)

first, to the class or classes of certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

(3)

third, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such class;

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(5)

fifth, to the Senior Certificates (other than the Interest-Only Certificates), pro rata based on the Net Rate Carryover amount with respect to each such class of certificates, as applicable, in an amount up to the Net Rate Carryover for each such class of certificates, as applicable; and

(6)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Net Rate Carryover for each such class;

On each Distribution Date prior to the Distribution Date in [____], any remaining amounts will remain on deposit in the Cap Account for distribution on future Distribution Dates as specified above.  On and after the Distribution Date in [____], any remaining amounts will be distributed to the Class C Certificates, in the amount specified in the pooling and servicing agreement.

Floor Contract:

For each Distribution Date on and after the Distribution Date in [____] to and including the Distribution Date in [____], the Offered Certificates will have the benefit of a floor contract to maintain overcollateralization, pay Interest Carry Forward Amounts, pay Unpaid Realized Loss Amounts and pay Net Rate Carryover.  The Floor Contract requires the counterparty to make a payment in an amount equal to the product of (i) the excess of the high strike rate set forth in the Cap Contract (and set forth in Annex II to this term sheet, along with the low strike rate) over one-month LIBOR (as set forth in the Cap Contract) for any accrual period (subject to a low strike rate), (ii) 250, (iii) the lesser of (a) Floor Notional Amount and (b) the aggregate class principal balance of the offered certificates immediately prior to that distribution date and (iv) the number of days in the related accrual period divided by 360.  The “Floor Notional Amount” will be equal to the product of (a) the “Floor Base Calculation Amount” (as shown on Annex I of this term sheet) for that distribution date multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is 250.  Floor payments, if any, made by the counterparty will be deposited in the Floor Contract Reserve Account and will be available for distribution to maintain overcollateralization, pay Interest Carry Forward Amounts, pay Unpaid Realized Loss Amounts and pay Net Rate Carryover amounts on the Offered Certificates, as set forth in this term sheet.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Floor Account”) , which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trust administrator of the Supplemental Interest Trust, on behalf of the holders of the Senior and Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $[___] in the Floor Account. The Floor Account will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Floor Account any amounts received in respect of the Floor Contract for the related Accrual Period. On each Distribution Date, after any distributions pursuant to “Distributions of Net Monthly Excess Cashflow” and “Cap Contract” above, such amounts received in respect of the Floor Contract, and any amounts on deposit in the Floor Account from prior Distribution Dates, will be distributed to the Senior and Mezzanine Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)

first, to the class or classes of certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

(3)

third, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such class;

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(5)

fifth, to the Senior Certificates (other than the Interest-Only Certificates), pro rata based on the Net Rate Carryover amount with respect to each such class of certificates, as applicable, in an amount up to the Net Rate Carryover for each such class of certificates, as applicable; and

(6)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Net Rate Carryover for each such class;

On each Distribution Date prior to the Distribution Date in [____], any remaining amounts will remain on deposit in the Cap Account for distribution on future Distribution Dates as specified above.  On and after the Distribution Date in [____], any remaining amounts will be distributed to the Class C Certificates, in the amount specified in the pooling and servicing agreement.

Applied Realized Loss Amounts:

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates.

If on any Distribution Date, after giving effect to the distributions described above, the aggregate class principal balance of the certificates exceeds the aggregate Stated Principal Balance of the Loans, the amount of such excess will be applied first, to reduce the class principal balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective class principal balances are reduced to zero; and second, to reduce the class principal balance of the Class A-3, Class A-2 and Class A-1 Certificates, in that order, until their respective class principal balances are reduced to zero.  Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”  Interest on any class of certificates, the class principal balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the class principal balance as so reduced unless the class principal balance is subsequently increased due to the allocation of Subsequent Recoveries to the class principal balance of such class.

Annex I — Cap Contract Notional Schedule

Annex II – Floor Contract Notional Schedule

Annex III – The Loans

LOAN INFORMATION
Cut-Off Date	4/1/2007
PRINCIPAL BALANCE	$2,495,000,001
INDEX	MTA
AVERAGE BALANCE	$405,358.38
% 40 YEAR MATURITY	29.24%

CREDIT INFORMATION
WEIGHTED AVERAGE ORIGINAL LTV	75.49%
NON-ZERO WEIGHTED AVERAGE FICO	701
% CALIFORNIA	57.80%
% INVESTOR OCCUPIED	8.74%
% 2ND HOME	5.53%
% OWNER OCCUPIED	85.72%

PREPAY PENALTY INFORMATION
% NO PPP	19.19%
% 1YR HARD PPP	27.96%
% 3YR HARD PPP	50.91%

ARM INFORMATION
WA NET MARGIN	3.05%
WA NEGAMT	114.33%
WA PAYCAP	7.50%

(1)  Each amount or percentage listed in the above table is subject to a variance equal to +/-5% of the amount or percentage as shown.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Mortgage Backed Finance
Lima Ekram	212-713-4431
Kenneth Han	212-713-3203
Cameron Pittman	212-713-8462
Mike Parniawski	212-713-9686

Trading
David Rashty	212-713-2860
Adrian Wu	212-713-2860
Helen Yu	212-713-2860